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                                                                    Exhibit 10.3

                               eDiets.com, Inc.
                    Amended Revenue Share Program Agreement
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         This Amended Revenue Share Program Agreement (the "Agreement") is
entered into on August 29, 2001, and effective as of August 28, 2002, between eDiets.com, Inc. (the "Company") and eUniverse, Inc. (the "Client"). The parties agree that this Agreement shall be given full force and effect and supercede the March 19, 2001 agreement, and any other understandings between the parties.

         In consideration of the mutual promises set forth herein, the Client and the Company agree as follows:

         1. The Client agrees to display an eDiets ad, graphic or mutually agreed to content on its website or in e-mail newsletters in the form of a banner, tile, button, link and/or other graphic element that is mutually agreed upon (hereinafter "Customer Contact").

         2. The Client agrees not to modify the eDiets' icon, message or image(s) in any way. The Company reserves all of its rights in its icon, message, trade names, trademarks and all other intellectual property rights.

         3. The Company agrees to pay the Client a referral fee for each final sale of an eDiets program offered through the website of the Client as outlined below. A final sale does not include any credit card sales that have been declined or cancelled within the first 10 business days (the "Sale") of the original sale.

         4. The Client will be solely responsible for the development, operation, and maintenance of its site and for all materials that appear on its site. The Company disclaims all liability for these matters. Further, the Client agrees to indemnify and hold harmless the Company from all claims, damages, and expenses (including, but not limited to, attorney's fees) relating to the development, operation, maintenance and content of the Client's site.

         5. The Company reserves the right to visit the Client's website at anytime and in the event that the Company deems that the website to be considered unsuitable for the eDiets' program, the Client will be required to remove the eDiets' ad within twenty-four (24) hours of verbal or written notice.

          6. The Company will pay the Client a cost per acquisition for each member generated via the Client, based on the following schedule:

                     1 -2500  new paying members in a quarter: [______]
                  2501- 5099  new paying members in a quarter: [______]
                  5100+       new paying members in a quarter: [______]

                  for any new member acquisition, whether generated from Client's initial Customer Contact
                  [________________________________________________________]. A
                  final sale does not include any credit card sales that have been declined or cancelled within the first 10 business days (the "Sale") of the original sale.

         7. The Company will provide the Client with real-time statistics to track new member acquisitions as they become available. The Company will provide separate statistics for new members acquired after Client's initial Customer Contact and for new members acquired after subsequent Company generated email newsletters.

          8. Payment will be paid net 30 following the end of each calendar month. Monthly net sales are determined on the 10/th/ day of the month following. The parties agree that there shall be no limit to the number of referred members for which the Client shall be entitled to receive a fee, provided that the members have been verified as a "final sale".
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          9.      The Client will use commercially reasonable efforts to deliver a minimum of [_____] new customers to the Company resulting from Client's initial Customer Contact during each of the first two months of every quarter throughout the term of this Agreement.

          10. Company agrees to pay for Client's initial Customers from contact with those same potential customers initiated in subsequent Company generated e-mail newsletters during the third month of every quarter throughout the term of this Agreement.

          11. The Client agrees not to accept advertising in any form from DietSmart or Weight Watchers during the term of this Agreement.

          12. The term of this Agreement will be for a period of one (1) year.

          13. Both parties agree that nothing in this Agreement constitutes any partnership, joint venture, agency, franchise, sales representative, or employment relationship between the parties.

          13. Company will indemnify, defend, and hold harmless Client, its officers, directors, agents and employees from and against any and all losses, damages, suits, judgments, reasonable costs and expenses (including reasonable attorneys' fees) arising out of any claim or cause of action relating to the performance or non-performance of Company's obligations as set forth herein, including without limitation any claims or causes of action relating to the business of Company and the content of the materials provided by Company pursuant to Paragraph One (1).

          14. Neither Party makes any express or implied warranties or representations with respect to its business. In addition, neither party makes any representation that the operation of its site will be uninterrupted or error-free, and neither will be liable for the consequences of any interruptions or errors which are not within the party's reasonable control.

          15. The Client acknowledges that it has read this Agreement and all its terms and conditions as stated herein.

          16. This Agreement is governed by the laws of the United States and the state of Florida, without reference to rules governing choice of laws. Any action relating to this Agreement must be brought in the federal or state courts located in Broward County, Florida, and the Client irrevocably consents to the jurisdiction of such courts

          17. Neither party shall assign this Agreement, by operation of law or otherwise, without the other's prior written consent. Subject to that restriction, this Agreement will be binding on, inure to the benefit of, and enforceable against the parties and their respective successors and assigns.

                  AGREED TO:

                  /s/ Matt J. Slan                 /s/ Barbara Hemp
                  ------------------------------   ------------------------------
                  Client Signature                 Company Signature

                       Matt J. Slan                Barbara Hemp
                  ------------------------------   ------------------------------
                  Print Name                       Print Name

                  Director, Business Development   Director, Business Development
                  ------------------------------   ------------------------------
                  Title                            Title

                  ______________________________   ______________________________
                  eUniverse.com, Inc.              eDiets.com, Inc.

                  9/28/01                          9/26/01
                  ------------------------------   ------------------------------
                  Date                             Date